EXHIBIT 99.1

Znergy Announces Appointment of Kevin Harrington to its Board of Directors

TAMPA, FL (AccessWire) February 7, 2016 -- Znergy, Inc. (OTCPK: ZNRG) (the “Company”) announces the appointment of Kevin Harrington to its Board of Directors.

Kevin Harrington has been a successful entrepreneur over the last 40 years.  He is an Original Shark on the ABC hit, Emmy winning TV show, “Shark Tank.” He is also the Inventor of the Infomercial, As Seen On TV Pioneer, Co- Founder of the Electronic Retailers Association (ERA) and Co- Founder of the Entrepreneurs’ Organization (EO). Kevin has launched over 20 businesses that have grown to over $100 million in sales each, has been involved in more than a dozen public companies, and has launched over 500 products generating more than $5 billion in sales worldwide with iconic brands and celebrities such as Jack Lalanne, Tony Little, George Foreman, and the new I-Grow hair restoration product on QVC. Kevin has extensive experience in business all over the world, opening distribution outlets in over 100 countries worldwide. His success led Mark Burnett to hand pick Kevin to become an Original Shark on Shark Tank where he filmed over 175 segments.

Kevin got his start as a young entrepreneur in the early 80's when he invested $25,000 and launched Quantum International. This turned into a $500 million per year business on the New York Stock Exchange and drove the stock price from $1 to $20 per share. After selling his interest in Quantum International, he formed a joint Venture with the Home Shopping Network, called HSN Direct, which grew to hundreds of millions of dollars in sales. Entrepreneur Magazine has called him one of the top Entrepreneurs of our time.

Aside from speaking to audiences across five continents, Kevin’s influence has reached over 100 million people through his multi-media presence and industry dominance. A prominent business thought leader, he is often featured and quoted as a business leaders in the Wall Street Journal, New York Times, USA Today, CNBC, Forbes, Inc., Entrepreneur, Fortune, The Today Show, Good Morning America, CBS Morning News, The View, Squawk Box, Fox Business, and more. He is a regular contributor to Forbes.com Inc.com, and has published acclaimed books like Act Now! How I Turn Ideas Into Million Dollar Products as well as the best seller, Key Person of Influence.

He is a co founder of the EO (Entrepreneurs Organization), which has grown to 45 countries and thousands of members, generating over $500 Billion of member sales. In 1990 he co founded the global direct to consumer organization and trade show, the Electronic Retailers Association (ERA). Today ERA is the exclusive trade association to represent a global $350-billion direct-to-consumer market place, encompassing 450 different companies in 45 countries.

Mr. Harrington stated “I am delighted to be part of the Znergy team.  The marketplace for energy efficiency products and services is vast and the company has an excellent strategic plan to take marketshare and grow rapidly.”

Znergy’s Chief Executive Officer, C. J. Floyd, said “We are truly fortunate to have Kevin join our board.  His insights and energy are extremely valuable and we look forward to growing the company with his help.”

Mr. Harrington is based in the Tampa Bay area.

About Znergy, Inc.
Znergy, Inc. (OTC Pink: ZNRG) is provider of energy efficient lighting products, lighting controls and energy management solutions. Management is executing a growth strategy through developing large regional and national accounts, rolling out sales and installation teams across the United States, and through mergers and acquisitions, licensing and strategic partnerships with innovative technology companies.  Our solutions enable customers to reduce energy consumption, lower maintenance costs and realize environmental benefits.  Znergy is headquartered in Tampa, Florida. For more information, see our web sites at www.znergyworld.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations Contact:
Znergy, Inc.
C. J. Floyd
(800) 931-5662
cj.floyd@znergyworld.com

Source: Znergy, Inc.